Exhibit 99.1

             Forest City Reports Fiscal 2006 First-Quarter Results

    CLEVELAND--(BUSINESS WIRE)--June 6, 2006--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced revenues, net earnings and EBDT for the fiscal first quarter ended April 30, 2006.
    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) was $63.3 million, or $0.61 per share, a 7.6 percent decrease on a per share basis compared with last year's EBDT of $67.7 million, or $0.66 per share. This decline was primarily attributable to decreased EBDT from land sales in the Land Development Group. Fiscal first-quarter net earnings were $53.3 million, or $0.52 per share, compared with $22.2 million, or $0.22 per share, in the prior year. The increase in net earnings was primarily due to the gain on sale of operating properties in the first quarter of 2006. First-quarter consolidated revenues were $289.4 million compared with $294.6 million last year. All fiscal 2005 per-share figures are adjusted for the Company's two-for-one stock split effective July 11, 2005.
    EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "Our real estate portfolio did very well, led by the continued strong performance of our retail properties, as well as the ongoing rebound in the rental residential market. In fact, two key performance measures - comparable net operating income and occupancies - were up overall, continuing the momentum that we built throughout 2005. In general, new project openings are performing at or above expectations and projects under construction are leasing well."
    Comparable property net operating income (NOI) increased 5.9 percent in 2006 from the prior year's first quarter. The retail and office portfolios were up 7.0 percent and 2.6 percent, respectively. In the residential portfolio, comparable property NOI increased 6.8 percent. Comparable property NOI, defined as NOI from properties operated in both 2006 and 2005, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.
    Fiscal 2006 first-quarter comparable occupancies were up overall compared with the same period a year ago. Retail occupancies were 94.3 percent in 2006 compared with 93.9 percent in 2005. Office occupancies were 92.4 percent compared with 92.5 percent last year. Comparable occupancies in the residential business increased to 94.8 percent compared with 93.0 percent last year.

    Major Year-To-Date Milestones

    During the first quarter, the Company sold Hilton Times Square Hotel in New York City for $242 million, or $545,000 per room, generating a pre-tax gain of $75 million and $83 million in cash proceeds.
    In early June, the Company announced the buyout of its partner's interest in the New York Times headquarters project, which is currently under construction, and where the office building's first lease, for 100,000 square feet, was recently signed by a national law firm.
    Ratner said, "The sale of the Hilton Times Square Hotel and the acquisition of our partner's share of the New York Times building are the latest examples of our proactive disposition strategy. We have been an aggressive seller of real estate during the past several years and have taken advantage of the unprecedented market valuations by disposing of multiple assets where we have achieved premium pricing, raising substantial equity capital. The short-term decline in earnings resulting from these dispositions will be more than offset by the long-term value of reinvesting the proceeds in future development projects at higher returns."
    Chicago continues to grow as one of Forest City's core markets. During the first quarter, the Company took over management and began development of its Military Housing - Navy Midwest project, which includes a combination of demolition, renovation and new construction, resulting in approximately 1,650 Navy family homes located primarily in the North Shore suburbs of Chicago. At its Central Station project, Forest City opened two new residential communities, representing a total cost of $128.2 million. Sky55 is a 411-unit apartment tower that offers panoramic views of Lake Michigan and downtown Chicago, and 1251 South Michigan is an adjacent 91-unit senior-housing community. The buildings feature affordable-housing and senior-housing components that enabled Forest City to secure advantaged financing, including tax-exempt bonds and tax increment financing. The new openings bring the Company's rental units in the Chicago area to more than 1,600. In addition, Forest City continues to work with its partners to develop condominiums at Central Station.
    Forest City was honored to have recently received two Urban Land Institute Awards for Excellence - for its Denver Stapleton mixed-use urban redevelopment, and for its 1.2-million-square-foot Victoria Gardens open-air regional lifestyle center in Rancho Cucamonga, California.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the first quarter, Forest City's pipeline included 18 projects under construction or to be acquired, representing a total cost of $852.1 million on a full consolidation basis and $1.5 billion of cost at the Company's pro-rata share. Including the five projects opened or acquired in the first quarter, a total of 14 projects - four retail centers, five small office buildings, three apartment communities and two condominium buildings - are scheduled to open in fiscal 2006. These projects represent $513.3 million of cost on a full consolidation basis and $887.5 million of cost at the Company's pro-rata share.

    First-Quarter Groundbreakings:

    -- Science + Technology Park at Johns Hopkins University in East Baltimore, Maryland, where the Company broke ground on the first 279,000-square-foot building for life science office space. Johns Hopkins' Institute for Basic Biomedical Sciences has committed to occupy at least 100,000 square feet of the first building.

    -- Orchard Town Center, a 972,000-square-foot main street-style shopping village, to be anchored by Macy's, JCPenney, Target and AMC Theatres, in the Denver suburb of Westminster.

    Construction Milestones:

    -- San Francisco Centre - On September 28, Forest City will open the new San Francisco Centre on Market Street in downtown San Francisco. The center is jointly developed and owned with The Westfield Group. When combined with the existing San Francisco Centre, the new combined property will consist of 1.4 million square feet of retail/office space anchored by Nordstrom and Bloomingdale's. In addition, Forest City and Westfield acquired San Francisco's 290,000-square-foot Metreon retail and entertainment venue directly across the street from the new center.

    -- NorthField at Stapleton - An 18-screen Harkins movie theatre complex opened in the first quarter, and additional phases of the 1.1-million-square-foot retail center in Denver, including the project's main street featuring a 140,000-square-foot Macy's, will open later in the year. Super Target, Circuit City and Colorado's first Bass Pro Shops Outdoor World opened as anchors in 2005.

    -- 1100 Wilshire, a 228-unit condominium community in downtown Los Angeles that is 90 percent sold and will begin delivering units during the second quarter. The initial marketing event for the 238-unit Mercury, a second office-building-to-condominium conversion located in the Koreatown neighborhood of Los Angeles that is scheduled to open in early fiscal 2007, was well received with a significant amount of deposits taken.

    Projects Under Development

    At the end of the first quarter, Forest City had more than 25 projects under development, representing more than $2 billion of cost on a full consolidation basis and at the Company's share.
    Among the projects under development and scheduled to begin construction later this year are: the 547,000-square-foot East River Plaza retail center in Manhattan; 523,000-square-foot The Shops at Wiregrass retail center in Tampa; 665-unit Uptown Apartments in center city Oakland; the redevelopment of the Lucky Strike building at Richmond's Tobacco Row into 131 rental residential units; and the 154-unit Botanica Phase II, which will be the fifth apartment community at the Company's Denver Stapleton mixed-use project.
    Major projects under development, which represent long-term growth opportunities for Forest City, include three projects in the Company's New York City core market: the 1.2-million-square-foot Ridge Hill Village mixed-use project in Yonkers; 481-unit Beekman residential tower in Manhattan; and Brooklyn Atlantic Yards mixed-use community. In addition, Forest City is pursuing two long-term mixed-use developments in Washington, D.C. - the 42-acre Southeast Federal Center and the 2-million-square-foot Waterfront project. Other projects under development include: the 370,000-square-foot Village at Gulfstream Park retail center in Tampa; White Oak Village, an 862,000-square-foot power center/lifestyle center in Richmond; and Fitzsimons, a 160-acre private-sector bioscience park adjacent to the Company's Stapleton project.

    Financing Activity

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on locking in fixed-rate nonrecourse mortgages. During the first fiscal quarter, Forest City closed on transactions totaling $186.0 million in nonrecourse mortgage financings, including $138.0 million in refinancings, and $48.0 million in loan extensions and additional fundings.
    As of April 30, 2006, the Company's weighted average cost of mortgage debt increased to 6.10 percent from 5.94 percent at April 30, 2005, primarily due to the general increase in short-term interest rates. Fixed-rate mortgage debt, which represented 73 percent of the Company's total nonrecourse mortgage debt, decreased from 6.43 percent at April 30, 2005 to 6.24 percent at April 30, 2006. The variable-rate mortgage debt increased from 4.86 percent at April 30, 2005 to 5.72 percent at April 30, 2006.
    In an effort to lock in historically low rates for known/planned financing activity over the next 24 months, the Company has executed $607.7 million of 10-year forward starting swaps at a weighted average rate of 5.69 percent with commencement dates ranging from December 2006 through April 2009.

    Outlook

    Ratner said, "The increases in our comparable property NOI and the projects we have opened in recent years continue to drive our near-term growth. Our current development pipeline contains more than 40 projects under construction and under development that will be an ongoing source of long-term growth. These developments represent some of the largest projects in Company history, which include mixed-use projects, open-air regional lifestyle centers, life science office parks, military family housing, and condominiums.
    "The attractive capital markets and historically high property valuations in the U.S. provide for a strong real estate environment. These fundamentals are somewhat tempered by rising interest rates and construction costs, which will put pressure on our profit spreads. We are cautiously optimistic about the future, but are well aware of the risks inherent in our business - which we will attempt to mitigate by operating with the strategic discipline we have been practicing for decades. With a strong first quarter and the momentum we expect to build throughout the year, we are confident in our ability to deliver our 27th consecutive year of EBDT growth in fiscal 2006, and to continue to build shareholder value."

    Corporate Description

    Forest City Enterprises, Inc. is a $7.8 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended April 30, 2006, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.
    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes;
iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings of the equity method investment.
    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of economic ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities as consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its economic ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2006 and 2005
            (dollars in thousands, except per share data)

                             Three Months Ended
                                 April 30,         Increase (Decrease)
                          ------------------------ -------------------
                              2006        2005       Amount    Percent
                          ------------------------ ----------- -------
Operating Results:
Earnings from continuing
 operations                    $7,916     $23,350    $(15,434)
Discontinued operations,
 net of tax and minority
 interest (1)                  45,342      (1,134)     46,476
                          ------------------------ -----------
Net earnings                  $53,258     $22,216     $31,042
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT) (2)    $63,339     $67,662     $(4,323)  (6.4%)
                          ======================== ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2):

  Net Earnings                $53,258     $22,216     $31,042

  Depreciation and
   amortization - Real
   Estate Groups (4)           47,200      46,272         928

  Amortization of mortgage
   procurement costs -
   Real Estate Groups (4)       2,909       2,731         178

  Deferred income tax
   expense - Real Estate
   Groups (5)                  36,430       7,984      28,446

  Deferred income tax
   expense - Non-Real
   Estate Groups: (5)
    Gain on disposition of
     other investments              -         178        (178)

  Current income tax
   expense on non-
   operating earnings: (5)
    Gain on disposition of
     other investments              -          62         (62)
    Gain on disposition
     included in
     discontinued operations      (29)          -         (29)
    Gain on disposition
     recorded on equity method      -       8,114      (8,114)

  Straight-line rent
   adjustment (3)              (1,131)     (2,996)      1,865

  Provision for decline in
   real estate, net of
   minority interest                -       1,500      (1,500)

  Provision for decline in
   real estate recorded on
   equity method                    -         704        (704)

  Gain on disposition
   recorded on equity method        -     (18,497)     18,497

 Loss (gain) on disposition
  of other investments              -        (606)        606

 Discontinued operations: (1)
    Gain on disposition of
     rental properties       (136,384)          -    (136,384)
    Minority interest -
     Gain on sale              61,086           -      61,086
                          ------------------------ -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT) (2)                 $63,339     $67,662     $(4,323)  (6.4%)
                          ======================== ===========

Diluted Earnings per
 Common Share:

Earnings from continuing
 operations                     $0.08       $0.23      $(0.15)
Discontinued operations,
 net of tax and minority
 interest (1)                    0.44       (0.01)       0.45
                          ------------------------ -----------
Net earnings                    $0.52       $0.22       $0.30
                          ======================== ===========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT) (2)               $0.61       $0.66      $(0.05)  (7.6%)
                          ======================== ===========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                       $0.11       $0.15      $(0.04)

Provision for decline in
 real estate, net of tax            -       (0.01)       0.01

Gain on disposition of
 rental properties and
 other investments, net of
 tax                             1.04        0.11        0.93

Minority interest               (0.63)      (0.03)      (0.60)
                          ------------------------ -----------
Net earnings                    $0.52       $0.22       $0.30
                          ======================== ===========

Diluted weighted average
 shares outstanding       102,997,002 102,296,678     700,324
                          ======================== ===========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2006 and 2005
                        (dollars in thousands)

                                Three Months Ended
                                    April 30,      Increase (Decrease)
                                ------------------ -------------------
                                  2006     2005      Amount   Percent
                                ------------------ -------------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group              $209,216 $209,320        $(104)
  Residential Group               59,322   49,606        9,716
  Land Development Group          20,816   35,654      (14,838)
  Corporate Activities                 -        -            -
                                ------------------ ------------
       Total Revenues            289,354  294,580       (5,226) (1.8%)

Operating expenses              (167,516)(165,461)      (2,055)
Interest expense, including
 early extinguishment of debt    (71,220) (67,797)      (3,423)
Amortization of mortgage
 procurement costs (4)            (3,019)  (3,058)          39
Depreciation and
 amortization (4)                (43,617) (41,975)      (1,642)
Interest and other income         14,962    6,902        8,060
Equity in earnings of
 unconsolidated entities             379   20,036      (19,657)
Provision for decline in real
 estate recorded on equity
 method                                -      704         (704)
Gain on disposition recorded on
 equity method                         -  (18,497)      18,497
Revenues and interest income
 from discontinued
 operations (1)                    6,268   14,790       (8,522)
Expenses from discontinued
 operations (1)                   (7,876) (16,600)       8,724
                                ------------------ ------------

Operating earnings (a non-GAAP
 financial measure)               17,715   23,624       (5,909)
                                ------------------ ------------

Income tax expense (5)            (7,150) (16,151)       9,001
Income tax expense from
 discontinued operations (1)(5)  (28,554)     714      (29,268)
Income tax expense on non-
 operating earnings items (see
 below)                           29,095    6,684       22,411
                                ------------------ ------------

Operating earnings, net of tax
 (a non-GAAP financial measure)   11,106   14,871       (3,765)
                                ------------------ ------------

Provision for decline in real
 estate                                -   (1,500)       1,500

Provision for decline in real
 estate recorded on equity
 method                                -     (704)         704

Gain on disposition recorded on
 equity method                         -   18,497      (18,497)

Gain on disposition of other
 investments                           -      606         (606)

Gain on disposition of rental
 properties included in
 discontinued operations (1)     136,384        -      136,384

Income tax benefit (expense) on
 non-operating earnings: (5)
     Provision for decline in
      real estate                      -      872         (872)
     Provision for decline in
      real estate recorded on
      equity method                    -        -            -
     Gain on disposition of
      other investments                -     (240)         240
     Gain on disposition
      recorded on equity method        -   (7,316)       7,316
     Gain on disposition of
      rental properties included
      in discontinued operations (29,095)       -      (29,095)
                                ------------------ ------------
Income tax expense on non-
 operating earnings (see above)  (29,095)  (6,684)     (22,411)
                                ------------------ ------------

Minority interest in continuing
 operations                       (4,257)  (2,832)      (1,425)

Minority interest in
 discontinued operations: (1)
     Operating earnings              206      (38)         244
     Gain on disposition of
      rental properties          (61,086)       -      (61,086)
                                ------------------ ------------
                                 (60,880)     (38)     (60,842)
                                ------------------ ------------

Minority interest                (65,137)  (2,870)     (62,267)
                                ------------------ ------------

Net earnings                     $53,258  $22,216      $31,042
                                ================== ============



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
              Three Months Ended April 30, 2006 and 2005
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                         Depreciation and Amortization
                                         -----------------------------
                                         Three Months Ended April 30,
                                         -----------------------------
                                              2006           2005
                                         -----------------------------

Full Consolidation                             $43,617        $41,975
Non-Real Estate Groups                            (349)          (548)
                                         -----------------------------
Real Estate Groups Full Consolidation           43,268         41,427
Real Estate Groups related to minority
 interest                                       (3,211)        (4,569)
Real Estate Groups Equity Method                 6,818          7,175
Real Estate Groups Discontinued
 Operations                                        325          2,239
                                         -----------------------------
Real Estate Groups Pro-Rata Consolidation      $47,200        $46,272
                                         =============================

                                           Amortization of Mortgage
                                               Procurement Costs
                                         -----------------------------
                                         Three Months Ended April 30,
                                         -----------------------------
                                              2006           2005
                                         -----------------------------

Full Consolidation                              $3,019         $3,058
Non-Real Estate Groups                             (92)           (68)
                                         -----------------------------
Real Estate Groups Full Consolidation            2,927          2,990
Real Estate Groups related to minority
 interest                                         (331)          (690)
Real Estate Groups Equity Method                   289            299
Real Estate Groups Discontinued
 Operations                                         24            132
                                         -----------------------------
Real Estate Groups Pro-Rata Consolidation       $2,909         $2,731
                                         =============================



                                                  Three Months Ended
                                                        April 30,
                                                  --------------------
                                                     2006      2005
                                                  --------------------
(5) The following table provides detail of Income    (in thousands)
 Tax Expense (Benefit):

(A) Operating earnings
           Current                                    $(423)    $(616)
           Deferred                                   7,573    10,083
                                                  --------------------
                                                      7,150     9,467
                                                  --------------------
(B) Provision for decline in real estate
           Deferred                                       -      (593)
           Deferred - Equity method investment            -      (279)
                                                  --------------------
                                                          -      (872)
                                                  --------------------
(C) Gain on disposition of other investments
           Current - Non-Real Estate Groups               -        62
           Deferred - Non-Real Estate Groups              -       178
                                                  --------------------
                                                          -       240
                                                  --------------------
(D) Gain on disposition recorded on equity method
          Current                                         -     8,114
          Deferred                                        -      (798)
                                                  --------------------
                                                          -     7,316
                                                  --------------------

       Subtotal (A) (B) (C) (D)
          Current                                      (423)    7,560
          Deferred                                    7,573     8,591
                                                  --------------------
          Income tax expense                          7,150    16,151
                                                  --------------------

(E) Discontinued operations - Rental Properties
          Operating earnings
          Current                                      (607)   (1,282)
          Deferred                                       66       568
                                                  --------------------
                                                       (541)     (714)

         Gain on disposition of rental properties
         Current                                        (29)        -
         Deferred                                    29,124         -
                                                  --------------------
                                                     29,095         -
                                                  --------------------
                                                     28,554      (714)
                                                  --------------------

      Grand Total  (A) (B) (C) (D) (E)
          Current                                    (1,059)    6,278
          Deferred                                   36,763     9,159
                                                  --------------------
                                                    $35,704   $15,437
                                                  --------------------

      Recap of Grand Total:
        Real Estate Groups
          Current                                     1,311    11,178
          Deferred                                   36,430     7,984
                                                  --------------------
                                                     37,741    19,162
        Non-Real Estate Groups
          Current                                    (2,370)   (4,900)
          Deferred                                      333     1,175
                                                  --------------------
                                                     (2,037)   (3,725)
                                                  --------------------
       Grand Total                                  $35,704   $15,437
                                                  ====================



 Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
  (GAAP) (in thousands):

                               Three Months Ended April 30, 2006
                         ---------------------------------------------
                                              Plus
                                            Unconsol- Plus
                                             idated   Discon-
                           Full     Less     Invest-  tinued  Pro-Rata
                          Consol-  Minority ments at  Opera-  Consol-
                          idation  Interest Pro-Rata  tions   idation
                         ---------------------------------------------

 Revenues from real
  estate operations      $289,354  $28,400   $69,777  $5,608 $336,339
 Exclude straight-line
  rent adjustment (1)      (2,710)       -         -       -   (2,710)
                         ---------------------------------------------
 Adjusted revenues        286,644   28,400    69,777   5,608  333,629

 Operating expenses       167,516   14,371    48,415   6,415  207,975
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups (b)                  349        -     6,190       -    6,539
 Add back amortization of
  mortgage procurement
  costs for non-Real
  Estate Groups (d)            92        -       147       -      239
 Exclude straight-line
  rent adjustment (2)      (1,474)       -         -    (105)  (1,579)
                         ---------------------------------------------
 Adjusted operating
  expenses                166,483   14,371    54,752   6,310  213,174

 Add interest income and
  other income             14,962      666        93     414   14,803
 Add equity in earnings
  of unconsolidated
  entities                    379        -     5,680       -    6,059
 Remove gain on
  disposition recorded on
  equity method                 -        -         -       -        -
 Add back provision for
  decline recorded on
  equity method                 -        -         -       -        -
 Add back equity method
  depreciation and
  amortization expense
  (see below)               7,107        -    (7,107)      -        -
                         ---------------------------------------------

 Net Operating Income     142,609   14,695    13,691    (288) 141,317

 Interest expense,
  including early
  extinguishment of debt  (71,220)  (6,896)  (13,691)   (660) (78,675)

 Gain on disposition of
  equity method rental
  properties (e)                -        -         -       -        -

 Gain on disposition of
  rental properties and
  other investments             -        -         -  75,298   75,298

 Provision for decline in
  real estate                   -        -         -       -        -

 Provision for decline in
  real estate of equity
  method rental properties      -        -         -       -        -

 Depreciation and
  amortization - Real
  Estate Groups (a)       (43,268)  (3,211)   (6,818)   (325) (47,200)

 Amortization of mortgage
  procurement costs -
  Real Estate Groups (c)   (2,927)    (331)     (289)    (24)  (2,909)

 Straight-line rent
  adjustment (1) + (2)      1,236        -         -    (105)   1,131

 Equity method
  depreciation and
  amortization expense
  (see above)              (7,107)       -     7,107       -        -
                         ---------------------------------------------

 Earnings before income
  taxes                    19,323    4,257         -  73,896   88,962

 Income tax provision      (7,150)       -         - (28,554) (35,704)
                         ---------------------------------------------

 Earnings before minority
  interest and
  discontinued operations  12,173    4,257         -  45,342   53,258

 Minority Interest         (4,257)  (4,257)        -       -        -
                         ---------------------------------------------
 Earnings from continuing
  operations                7,916        -         -  45,342   53,258

 Discontinued operations,
  net of tax and minority
  interest:
     Operating loss from
      rental properties      (861)       -         -     861        -
     Gain on disposition
      of rental
      properties           46,203        -         - (46,203)       -
                         ---------------------------------------------
                           45,342        -         - (45,342)       -

                         ---------------------------------------------
 Net earnings             $53,258       $-        $-      $-  $53,258
                         =============================================


 (a) Depreciation and
  amortization - Real
  Estate Groups           $43,268   $3,211    $6,818    $325  $47,200
 (b) Depreciation and
  amortization - Non-Real
  Estate Groups               349        -     6,190       -    6,539
                         ---------------------------------------------
     Total depreciation
      and amortization    $43,617   $3,211   $13,008    $325  $53,739
                         =============================================

 (c) Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                   $2,927     $331      $289     $24   $2,909
 (d) Amortization of
  mortgage procurement
  costs - Non-Real Estate
  Groups                       92        -       147       -      239
                         ---------------------------------------------
     Total amortization
      of mortgage
      procurement costs    $3,019     $331      $436     $24   $3,148
                         =============================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497.


                               Three Months Ended April 30, 2005
                         ---------------------------------------------
                                              Plus
                                            Unconsol- Plus
                                             idated   Discon-
                           Full     Less     Invest-  tinued  Pro-Rata
                          Consol-  Minority ments at  Opera-  Consol-
                          idation  Interest Pro-Rata  tions   idation
                         ---------------------------------------------

 Revenues from real
  estate operations      $294,580  $32,154   $75,425 $14,191 $352,042
 Exclude straight-line
  rent adjustment (1)      (4,923)       -         -       1   (4,922)
                         ---------------------------------------------
 Adjusted revenues        289,657   32,154    75,425  14,192  347,120

 Operating expenses       165,461   16,751    47,278  10,350  206,338
 Add back depreciation
  and amortization for
  non-Real Estate
  Groups (b)                  548        -     7,578       -    8,126
 Add back amortization of
  mortgage procurement
  costs for non-Real
  Estate Groups (d)            68        -        90       -      158
 Exclude straight-line
  rent adjustment (2)      (1,704)       -         -    (222)  (1,926)
                         ---------------------------------------------
 Adjusted operating
  expenses                164,373   16,751    54,946  10,128  212,696

 Add interest income and
  other income              6,902      571       120      60    6,511
 Add equity in earnings
  of unconsolidated
  entities                 20,036        -   (17,987)      -    2,049
 Remove gain on
  disposition recorded on
  equity method           (18,497)       -    18,497       -        -
 Add back provision for
  decline recorded on
  equity method               704        -      (704)      -        -
 Add back equity method
  depreciation and
  amortization expense
  (see below)               7,474        -    (7,474)      -        -
                         ---------------------------------------------

 Net Operating Income     141,903   15,974    12,931   4,124  142,984

 Interest expense,
  including early
  extinguishment of debt  (67,797)  (7,883)  (12,931) (3,378) (76,223)

 Gain on disposition of
  equity method rental
  properties (e)           18,497        -         -       -   18,497

 Gain on disposition of
  rental properties and
  other investments           606        -         -       -      606

 Provision for decline in
  real estate              (1,500)       -         -       -   (1,500)

 Provision for decline in
  real estate of equity
  method rental
  properties                 (704)       -         -       -     (704)

 Depreciation and
  amortization - Real
  Estate Groups (a)       (41,427)  (4,569)   (7,175) (2,239) (46,272)

 Amortization of mortgage
  procurement costs -
  Real Estate Groups (c)   (2,990)    (690)     (299)   (132)  (2,731)

 Straight-line rent
  adjustment (1) + (2)      3,219        -         -    (223)   2,996

 Equity method
  depreciation and
  amortization expense
  (see above)              (7,474)       -     7,474       -        -
                         ---------------------------------------------

 Earnings before income
  taxes                    42,333    2,832         -  (1,848)  37,653

 Income tax provision     (16,151)       -         -     714  (15,437)
                         ---------------------------------------------

 Earnings before minority
  interest and
  discontinued operations  26,182    2,832         -  (1,134)  22,216

 Minority Interest         (2,832)  (2,832)        -       -        -
                         ---------------------------------------------
 Earnings from continuing
  operations               23,350        -         -  (1,134)  22,216

 Discontinued operations,
  net of tax and minority
  interest:
     Operating loss from
      rental properties    (1,134)       -         -   1,134        -
     Gain on disposition
      of rental properties      -        -         -       -        -
                         ---------------------------------------------
                           (1,134)       -         -   1,134        -

                         ---------------------------------------------
 Net earnings             $22,216       $-        $-      $-  $22,216
                         =============================================


 (a)  Depreciation and
  amortization - Real
  Estate Groups           $41,427   $4,569    $7,175  $2,239  $46,272
 (b)  Depreciation and
  amortization - Non-Real
  Estate Groups               548        -     7,578       -    8,126
                         ---------------------------------------------
       Total depreciation
        and amortization  $41,975   $4,569   $14,753  $2,239  $54,398
                         =============================================

 (c)  Amortization of
  mortgage procurement
  costs - Real Estate
  Groups                   $2,990     $690      $299    $132   $2,731
 (d)  Amortization of
  mortgage procurement
  costs - Non-Real Estate
  Groups                       68        -        90       -      158
                         ---------------------------------------------
       Total amortization
        of mortgage
        procurement costs  $3,058     $690      $389    $132   $2,889
                         =============================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497.



            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                        Net Operating Income (dollars in thousands)
                        ----------------------------------------------
                              Three Months Ended April 30, 2006
                        ----------------------------------------------
                                            Plus
                                          Unconsol-   Plus
                                           idated    Discon-
                          Full     Less    Invest-   tinued  Pro-Rata
                         Consol- Minority  ments at   Opera-  Consol-
                         idation Interest  Pro-Rata   tions   idation
                        ----------------------------------------------
Commercial Group

  Retail

   Comparable            $46,490  $5,216      $2,949      $-  $44,223
   -------------------------------------------------------------------
   Total                  49,961   4,491       2,965      10   48,445

  Office Buildings

   Comparable             45,304   5,740       1,124       -   40,688
   -------------------------------------------------------------------
   Total                  44,638   5,737       1,005       -   39,906

  Hotels

   Comparable              3,522     993         478       -    3,007
   -------------------------------------------------------------------
   Total                   3,591      66         478    (481)   3,522

   Earnings from
    Commercial Land Sales  9,635       -           -       -    9,635

   Development Fees          276       -           -       -      276

   Other                  (3,743)  2,963          61       -   (6,645)
   -------------------------------------------------------------------

Total Commercial Group

   Comparable             95,316  11,949       4,551       -   87,918
   -------------------------------------------------------------------
   Total                 104,358  13,257       4,509    (471)  95,139

Residential Group
  Apartments

   Comparable             24,848     635       6,443       -   30,656
   -------------------------------------------------------------------
   Total                  36,368     893       7,762     183   43,420

Total Real Estate Groups

   Comparable            120,164  12,584      10,994       -  118,574
   -------------------------------------------------------------------
   Total                 140,726  14,150      12,271    (288) 138,559

Land Development Group    18,185     545         384       -   18,024

The Nets                  (8,701)      -       1,036       -   (7,665)

Corporate Activities      (7,601)      -           -       -   (7,601)

----------------------------------------------------------------------
Grand Total             $142,609 $14,695     $13,691   $(288) $141,317



                   Net Operating Income (dollars in thousands)
            ----------------------------------------------------------
                 Three Months Ended April 30, 2005        % Change
            ----------------------------------------------------------
                               Plus
                             Unconsol-  Plus
                              idated   Discon-
              Full     Less   Invest-  tinued Pro-Rata  Full  Pro-Rata
             Consol- Minority ments at Opera- Consol- Consol- Consol-idation Interest Pro-Rata tions idation idation idation
            ----------------------------------------------------------
Commercial Group

  Retail

   Comparable $43,761  $5,404    $2,968     $-  $41,325    6.2%   7.0%
   -----------------------------------------------------
   Total       45,073   4,226     3,002     32   43,881

  Office Buildings

   Comparable  43,856   5,372     1,187      -   39,671    3.3%   2.6%
   -----------------------------------------------------
   Total       43,073   5,919     1,054      -   38,208

  Hotels

   Comparable   2,112     382       517      -    2,247   66.8%  33.8%
   -----------------------------------------------------
   Total        2,139    (304)      517  2,018    4,978

   Earnings from
    Commercial
    Land Sales 19,352   1,752         -      -   17,600

   Development
    Fees          645       -         -      -      645

   Other       (1,443)  1,899        22      -   (3,320)
 ------------------------------------------------------

Total Commercial Group

   Comparable  89,729  11,158     4,672      -   83,243    6.2%   5.6%
   -----------------------------------------------------
   Total      108,839  13,492     4,595  2,050  101,992

Residential Group
 Apartments

   Comparable  23,130     542     6,121      -   28,709    7.4%   6.8%
   -----------------------------------------------------
   Total       24,411   1,038     7,562  2,074   33,009

Total Real Estate Groups

   Comparable 112,859  11,700    10,793      -  111,952    6.5%   5.9%
   -----------------------------------------------------
   Total      133,250  14,530    12,157  4,124  135,001

Land Development
 Group        26,448   1,444       105      -   25,109

The Nets      (8,596)      -       669      -   (7,927)

Corporate
 Activities   (9,199)      -         -      -   (9,199)

-------------------------------------------------------
Grand Total $141,903 $15,974   $12,931 $4,124 $142,984



Development Pipeline
----------------------------------------------------------------------

April 30, 2006
2006 Openings and Acquisitions (5)

                                                Cost at
                                                  FCE
                                  Cost at        Pro-
                      FCE          Full          Rata
                     Legal  Pro-  Consol-        Share
Pro-     Dev         Owner- Rata   ida-   Total  (Non-          Gross
perty/   (D)   Date  ship%  FCE%   tion   Cost   GAAP) Sq. ft./ Leas-
Loca-    Acq  Opened/ (i)   (i)   (GAAP) at 100%  (b)   No. of  able
tion     (A) Acquired (1)   (2)     (a)    (3)  (2)X(3) Units   Area
--------------------------------- ------------------------------------
                                      (in millions)
                                  ---------------------
Retail Centers:
Metreon
 (c)/
 San
 Francisco,
 CA      A   Q1-06  50.0%  50.0%   $0.0  $40.0  $20.0 290,000 290,000
Northfield
 at
 Staple-
 ton Phase
 II (l)/
 Denver,
 CO      D   Q1-06  95.0%  97.4%    9.1    9.1    8.9  86,000  86,000
                                  ------------------------------------
                                    $9.1  $49.1  $28.9 376,000 376,000
                                  ---------------------===============
Office:
Resur-
 rection
 Health
 Care/
 Skokie,                          ------------------------------------
 IL       A   Q1-06 100.0% 100.0%   $4.6   $4.6   $4.6  40,000  40,000
                                  ---------------------===============

Residential:
Sky55/
 Chicago,
 IL       D   Q1-06 100.0% 100.0% $111.6 $111.6 $111.6     411
1251 S.
 Michigan/
 Chicago,
 IL       D   Q1-06 100.0% 100.0%   16.6   16.6   16.6      91
                                  -----------------------------
                                  $128.2 $128.2 $128.2     502
                                  ---------------------========

                                  ---------------------
Total Openings (d)                $141.9 $181.9 $161.7
                                  =====================

---------------------------------------------------------------
Residential                                        Opened in
 Phased-In                                         '06/Total
 Units (c) (e):                                   ------------
Woodgate/
 Evergreen
 Farms/
 Olmsted
 Township,
 OH       D  2004-07 33.0%  33.0%   $0.0  $22.9   $7.6  24/348
Pine Ridge
 Expansion/
 Willoughby
 Hills,
 OH       D  2005-06 50.0%  50.0%    0.0   16.4    8.2   9/162
Cobblestone
 Court/
 Painesville,
 OH       D  2006-08 50.0%  50.0%    0.0   24.6   12.3  24/304
                                  -----------------------------
Total (f)                           $0.0  $63.9  $28.1  57/814
                                  =============================
---------------------------------------------------------------
See attached 2006 footnotes.


Development Pipeline
----------------------------------------------------------------------

April 30, 2006
Under Construction or to be Acquired (18)
                                                         FCE    Pro-
                                   Dev                  Legal   Rata
                                   (D)                Ownership FCE %
                                   Acq   Anticipated      %      (i)
Property/Location                  (A)     Opening     (i)(1)    (2)
----------------------------------------------------------------------

Retail Centers:
San Francisco Centre - Emporium
 (c)/San Francisco, CA              D       Q3-06         50.0%  50.0%
San Francisco Centre (c)/San
 Francisco, CA                      A       Q3-06         50.0%  50.0%
Northfield at Stapleton Phase III
 (l)/Denver, CO                     D       Q3-06         95.0%  97.4%
Promenade Bolingbrook/
 Bolingbrook, IL                    D       Q1-07        100.0% 100.0%
Orchard Town Center
 (o)/Westminster, CO                D  2006/2007/2008    100.0% 100.0%

Office:
Advent Solar (c)/Albuquerque, NM    D       Q2-06         50.0%  50.0%
Illinois Science and Technology
 Park/Skokie, IL                   A/D      Q3-06        100.0% 100.0%
Edgeworth Building/Richmond, VA     D       Q4-06        100.0% 100.0%
Stapleton Medical Office
 Building/Denver, CO                D       Q4-06         90.0%  90.0%
New York Times (c)/Manhattan, NY    D       Q2-07         28.0%  40.0%
Johns Hopkins - 855 North Wolfe
 Street/East Baltimore, MD          D       Q1-08         77.5%  77.5%

Residential:
Sterling Glen of Roslyn (g)/
 Roslyn, NY                         D       Q4-06         40.0% 100.0%
Ohana Military Communities
 (c) (e)/Honolulu, HI               D     2005-2008       10.0%  10.0%
Dallas Mercantile/Dallas, TX        D    Q2-07/Q2-08     100.0% 100.0%
Military Housing - Navy Midwest
 (c)/Chicago, IL                    D       Q1-09         25.0%  25.0%

Condominiums:
1100 Wilshire (c)/Los Angeles, CA   D       Q2-06         50.0%  50.0%
Cutters Ridge at Tobacco
 Row/Richmond, VA                   D       Q3-06        100.0% 100.0%
Mercury (c)/Los Angeles, CA         D       Q1-07         50.0%  50.0%


Total Under Construction (h)
LESS: Above properties to be sold
 as condominiums
Under Construction less
 Condominiums

----------------------------------------------------------------------
Residential Phased-In Units Under
 Construction (c) (e):
Arbor Glen/Twinsburg, OH            D      2004-07        50.0%  50.0%
Woodgate/Evergreen Farms/Olmsted
 Township, OH                       D      2004-07        33.0%  33.0%
Pine Ridge Expansion/Willoughby
 Hills, OH                          D      2005-06        50.0%  50.0%
Cobblestone Court/Painesville, OH   D      2006-08        50.0%  50.0%
Total (m)

----------------------------------------------------------------------
See attached 2006 footnotes.


April 30, 2006
Under Construction or to be Acquired (18)
                                  Cost at
                                    FCE
                  Cost at         Pro-Rata
                   Full             Share
                  Consol-  Total    (Non-    Total                Pre-
                  idation  Cost     GAAP)   Sq. ft./   Gross      Lea-
                  (GAAP)  at 100%    (b)     No. of   Leasable    sed
Property/Location   (a)     (3)   (2) X (3)  Units      Area       %
----------------------------------------------------------------------
                        (in millions)
                  -------------------------
Retail Centers:
San Francisco
 Centre - Emporium
 (c)/San
 Francisco, CA      $0.0   $436.2   $218.1   964,000   626,000 (k) 80%
San Francisco
 Centre (c)/San
 Francisco, CA       0.0    151.8     75.9   498,000   186,000     98%
Northfield at
 Stapleton Phase
 III (l)/Denver,
 CO                136.3    136.3    132.8   637,000   532,000 (j) 44%
Promenade
 Bolingbrook/
 Bolingbrook, IL   129.5    129.5    129.5   743,000   417,000 (j) 43%
Orchard Town
 Center (o)/
 Westminster,
 CO                131.9    131.9    131.9   972,000   558,000 (p)  1%
                  ---------------------------------------------
                  $397.7   $985.7   $688.2 3,814,000 2,319,000
                  -------------------------====================
Office:
Advent Solar
 (c)/Albuquerque,
 NM                 $0.0     $8.9     $4.5    88,000    88,000    100%
Illinois Science
 and Technology
 Park/Skokie, IL   108.8    108.8    108.8   661,000   661,000     28%
Edgeworth
 Building/
 Richmond, VA       35.2     35.2     35.2   187,000   142,000     60%
Stapleton Medical
 Office
 Building/Denver,
 CO                 11.0     11.0      9.9    45,000    45,000     44%
New York Times
 (c)/Manhattan, NY   0.0    426.5    170.6   732,000   732,000 (q) 13%
Johns Hopkins -
 855 North Wolfe
 Street/East
 Baltimore, MD     103.1    103.1     79.9   279,000   279,000     36%
                  ---------------------------------------------
                  $258.1   $693.5   $408.9 1,992,000 1,947,000
                  -------------------------====================

Residential:
Sterling Glen of
 Roslyn (g)/
 Roslyn, NY        $75.6    $75.6    $75.6       158
Ohana Military
 Communities
 (c) (e)/
 Honolulu, HI        0.0    316.5     31.7     1,952
Dallas Mercantile/
 Dallas, TX        116.2    116.2    116.2       362 (n)
Military Housing -
 Navy Midwest
 (c)/Chicago, IL     0.0    264.7     66.2     1,658
                  -----------------------------------
                  $191.8   $773.0   $289.7     4,130
                  -------------------------==========

Condominiums:                                        Pre-Sold %
                                                     ----------
1100 Wilshire
 (c)/Los Angeles,
 CA                 $0.0   $121.0    $60.5       228        90%
Cutters Ridge at
 Tobacco
 Row/Richmond, VA    4.5      4.5      4.5        12         8%
Mercury (c)/Los
 Angeles, CA         0.0    139.8     69.9       238        42%
                  -----------------------------------
                    $4.5   $265.3   $134.9       478
                  -------------------------==========

Total Under
 Construction (h) $852.1 $2,717.5 $1,521.7
                  =========================
LESS: Above
 properties to be
 sold as
 condominiums        4.5    265.3    134.9
                  -------------------------
Under Construction
 less
 Condominiums     $847.6 $2,452.2 $1,386.8
                  =========================

-----------------------------------------------------
Residential
 Phased-In Units
 Under                                       Under
 Construction                                Const./
 (c) (e):                                    Total
                                           ----------
Arbor
 Glen/Twinsburg,
 OH                 $0.0    $18.4     $9.2    96/288
Woodgate/Evergreen
 Farms/Olmsted
 Township, OH        0.0     22.9      7.6   120/348
Pine Ridge
 Expansion/
 Willoughby Hills,
 OH                  0.0     16.4      8.2    84/162
Cobblestone Court/
Painesville, OH      0.0     24.6     12.3   280/304
                  -----------------------------------
Total (m)           $0.0    $82.3    $37.3 580/1,102
                  ===================================
-----------------------------------------------------
See attached 2006 footnotes.


Development Pipeline
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2006 FOOTNOTES
--------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $141.9 million of cost to the Company's pro-rata share (a non-GAAP measure) of $161.7 million of cost consists of a reduction to full consolidation for minority interest of $0.2 million of cost and the addition of its share of cost for unconsolidated investments of $20.0 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $28.1 million of cost consists of the Company's share of cost for unconsolidated investments of $28.1 million.
(g) Supported-living property.
(h) The difference between the full consolidation amount (GAAP) of $852.1 million of cost to the Company's pro-rata share (a non-GAAP measure) of $1,521.7 million of cost consists of a reduction to full consolidation for minority interest of $27.8 million of cost and the addition of its share of cost for unconsolidated investments of $697.4 million.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.
(j) Includes 39,000 square feet of office space.
(k) Includes 235,000 square feet of office space.
(l) Phased opening: Phase I opened Q4-05, Phase II opened Q1-06, Phase III is scheduled to open Q3-06.
(m) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company's pro-rata share (a non-GAAP measure) of $37.3 million of cost consists of Forest City's share of cost for unconsolidated investments of $37.3 million.
(n) Project includes 18,000 square feet of retail space.
(o) Phased opening: Phase I opens Q3-06, Phase II opens Q3-07, and Phase III opens Q1-08.
(p) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney opening in 2006, and 140,000 square feet for Macy's opening in 2007.
(q) Includes 24,000 square feet of retail space.

    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, 216-621-6060
             Thomas T. Kmiecik, 216-621-6060
             On the Web - www.forestcity.net